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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Crittenden, Stephen P. Norman and Louise M. Parent and each of them severally, his or her true and lawful attorney-in-fact, with power to act with or without each other and with power of substitution and resubstitution, to execute in his or her name, place and stead in capacity as a director or officer of American Express Company, a Registration Statement covering primary and secondary offerings of debt securities, preferred shares, common shares and warrants of American Express Company in such amounts as may result in proceeds to American Express Company of up to an aggregate of $3,000,000,000, any and all amendments to such Registration Statement, with exhibits thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in counterparts.

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 27th day of November, 2000.

                                          AMERICAN EXPRESS COMPANY


                                          By:  /s/ GARY CRITTENDEN
                                              .................................
                                              Gary Crittenden
                                              Executive Vice President and
                                              Chief Financial Officer

[CORPORATE SEAL]

Attest:  /s/ STEPHEN P. NORMAN
       ...............................
      Stephen P. Norman
      Secretary




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/s/ HARVEY GOLUB                             /s/ ROBERT L. CRANDALL
 ..................................           ................................
Harvey Golub                                 Robert L. Crandall
Chairman, Chief Executive                    Director
Officer and Director

/s/ KENNETH I. CHENAULT                      /s/ BEVERLY SILLS GREENOUGH
 .................................            ................................
Kenneth I. Chenault                          Beverly Sills Greenough
President, Chief Operating                   Director
Officer and Director

/s/ GARY CRITTENDEN
 ................................             ................................
Gary Crittenden                              F. Ross Johnson
Executive Vice President and                 Director
Chief Financial Officer

/s/ DANIEL T. HENRY                          /s/ VERNON E. JORDAN, JR.
 ................................             ................................
Daniel T. Henry                              Vernon E. Jordan, Jr.
Senior Vice President and                    Director
Comptroller

/s/ DANIEL F. AKERSON                        /s/ JAN LESCHLY
 ................................             ................................
Daniel F. Akerson                            Jan Leschly
Director                                     Director

/s/ EDWIN L. ARTZT
 ................................             ................................
Edwin L. Artzt                               Drew Lewis
Director                                     Director

/s/ WILLIAM G. BOWEN                         /s/ RICHARD MCGINN
 ................................             ................................
William G. Bowen                             Richard McGinn
Director                                     Director

/s/ FRANK P. POPOFF
 ................................
Frank P. Popoff
Director